Exhibit 99.1

Investor Contact:	W. Larry Cash
President of Financial Services
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

THIRD QUARTER 2015 RESULTS WITH NET OPERATING REVENUES OF $4.846 BILLION

FRANKLIN, Tenn. (November 2, 2015) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2015.

The operating results of Health Management Associates, Inc. (“HMA”) are included in the Company’s consolidated results and statistical data from January 27, 2014, the date the Company completed its acquisition of HMA. For hospitals acquired in the HMA merger, same-store operating results and statistical data reflect the periods from January 1 through September 30, 2015 and 2014, as if such hospitals were owned during both comparable nine-month periods. The Company had previously restated its prior period financial statements and statistical results to reflect the reclassification in the fourth quarter of 2014 to discontinued operations for one hospital that was held for sale at December 31, 2014, and was subsequently sold during the nine months ended September 30, 2015.

Net operating revenues for the three months ended September 30, 2015, totaled $4.846 billion, a 1.4 percent increase compared with $4.780 billion for the same period in 2014. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders decreased to $60 million, or $0.51 per share (diluted), for the three months ended September 30, 2015, compared to $61 million, or $0.54 per share (diluted), for the same period in 2014. The results for the three months ended September 30, 2015, include $0.05 per share (diluted) related to expenses from the planned spin-off of Quorum Health Corporation. Excluding this item, income from continuing operations was $0.56 per share (diluted). Net income attributable to Community Health Systems, Inc. common stockholders was $0.44 per share (diluted) for the three months ended September 30, 2015, compared with $0.54 per share (diluted) for the same period in 2014. Discontinued operations for the three months ended September 30, 2015, consisted of $(0.04) per share (diluted) of losses from operations of entities sold or held for sale and $(0.03) per share (diluted) of losses on sale, net, for a total after-tax loss of approximately $(8) million, or $(0.07) per share (diluted). Weighted-average shares outstanding (diluted) were 116 million for the three months ended September 30, 2015, and 114 million for the three months ended September 30, 2014.

Adjusted EBITDA for the three months ended September 30, 2015, was $661 million compared with $750 million for the same period in 2014, representing an 11.9 percent decrease.

The consolidated operating results for the three months ended September 30, 2015, reflect a 1.9 percent decrease in total admissions, compared with the same period in 2014. Total adjusted admissions increased 0.2 percent for the three months ended September 30, 2015, compared with the same period in 2014. On a same-store basis, admissions decreased 2.1 percent while adjusted admissions increased 0.1 percent during the three months ended September 30, 2015, compared with the same period in 2014. On a same-store basis, net operating revenues increased 1.2 percent during the three months ended September 30, 2015, compared with the same period in 2014.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

Net operating revenues for the nine months ended September 30, 2015, totaled $14.639 billion, a 6.7 percent increase compared with $13.721 billion for the same period in 2014. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $268 million, or $2.32 per share (diluted), for the nine months ended September 30, 2015, compared to $20 million, or $0.18 per share (diluted), for the same period in 2014. The results for the nine months ended September 30, 2015, include $0.09 per share (diluted) of expense related to loss from early extinguishment of debt, $0.05 per share (diluted) of expense from fair value adjustments related to HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses, $0.04 per share (diluted) related to impairment of long-lived assets, $0.01 per share (diluted) of expenses related to government legal settlements for several qui tam matters settled in principle and related legal expenses and $0.05 per share (diluted) related to expenses from the planned spin-off of Quorum Health Corporation. Excluding these items, income from continuing operations was $2.55 per share (diluted). Net income attributable to Community Health Systems, Inc. common stockholders was $2.08 per share (diluted) for the nine months ended September 30, 2015, compared with a net loss of $(0.07) per share (diluted) for the same period in 2014. Discontinued operations for the nine months ended September 30, 2015, consisted of $(0.19) per share (diluted) of losses from operations of entities sold or held for sale, $(0.01) per share (diluted) of expenses related to the impairment of long-lived assets held for sale, and $(0.03) per share (diluted) of losses on sale, net, for a total after-tax loss of approximately $(27) million, or $(0.24) per share (diluted). Weighted-average shares outstanding (diluted) were 116 million for the nine months ended September 30, 2015, and 112 million for the nine months ended September 30, 2014.

Adjusted EBITDA for the nine months ended September 30, 2015, was $2.144 billion compared with $1.993 billion for the same period in 2014, representing a 7.6 percent increase.

The consolidated operating results for the nine months ended September 30, 2015, reflect a 3.5 percent increase in total admissions, and a 5.2 percent increase in total adjusted admissions, compared with the same period in 2014. On a same-store basis, admissions decreased 1.3 percent while adjusted admissions increased 0.8 percent during the nine months ended September 30, 2015, compared with the same period in 2014. On a same-store basis, net operating revenues increased 2.8 percent during the nine months ended September 30, 2015, compared with the same period in 2014.

Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, net income attributable to noncontrolling interests, acquisition and integration expenses from the acquisition of HMA, expenses incurred related to the planned spin-off of Quorum Health Corporation, expense related to government legal settlements and related costs, and expense from fair value adjustments related to the HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors, and for a reconciliation of Adjusted EBITDA to net cash provided by operating activities, see footnote (f) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “Our financial and operating results for the third quarter of 2015 fell short of expectations and were affected by a number of factors, including volume weakness, an unfavorable shift in payor mix, and higher operating expenses, especially in some of the former HMA hospitals. Our management team is confronting these challenges by engaging in a rigorous review of our opportunities and implementing action plans to drive immediate improvements and long-term growth. We are especially focused on fundamental operating strategies, including volume initiatives, expense management, productive investments and physician recruitment.”

Smith added, “We also believe our previously announced plan to spin off 38 of our affiliated hospitals into Quorum Health Corporation will further refine our operating focus on both our core markets and regional networks where we believe we have the greatest potential to leverage growth opportunities.”

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CYH Announces Third Quarter 2015 Results

November 2, 2015

Included on pages 15, 16, 17 and 18 of this press release is the Company’s updated 2015 annual earnings guidance. The 2015 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Through its subsidiaries, the Company currently owns, leases or operates 198 affiliated hospitals in 29 states with an aggregate of approximately 30,000 licensed beds.

The Company has announced plans for a spin-off transaction to create a new, publicly-traded company, Quorum Health Corporation, with 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC, a subsidiary providing management and consulting services to non-affiliated hospitals. The transaction is expected to close during the first quarter of 2016.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Tuesday, November 3, 2015, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2015. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through December 4, 2015. Copies of the Company’s Current Report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net operating revenues	$4,846	$4,780	$14,639	$13,721
Adjusted EBITDA (f)	661	750	2,144	1,993
Income from continuing operations (g), (j)	83	94	335	95
Net income (loss) attributable to Community Health Systems, Inc. stockholders	52	62	241	(8)
Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (j)	$0.52	$0.55	$2.33	$0.18
Discontinued operations	(0.07)	0.00	(0.24)	(0.25)

Net income (loss)	$0.45	$0.55	$2.09	$(0.07)

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (j), (k)	$0.51	$0.54	$2.32	$0.18
Discontinued operations	(0.07)	0.00	(0.24)	(0.25)

Net income (loss) (k)	$0.44	$0.54	$2.08	$(0.07)

Weighted-average number of shares outstanding (h):
Basic	115	113	115	111
Diluted	116	114	116	112

Net cash provided by operating activities	$111	$126	$615	$639

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2015		2014
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$5,580		$5,538
Provision for bad debts	734		758

Net operating revenues	4,846	100.0%	4,780	100.0%

Operating costs and expenses:
Salaries and benefits	2,240	46.2%	2,184	45.7%
Supplies	762	15.7%	730	15.3%
Other operating expenses	1,144	23.7%	1,118	23.4%
Government settlement and related costs (l)	—	—%	77	1.6%
Electronic health records incentive reimbursement	(54)	(1.1)%	(88)	(1.8)%
Rent	115	2.4%	110	2.3%
Depreciation and amortization	288	5.9%	279	5.8%

Total operating costs and expenses	4,495	92.8%	4,410	92.3%

Income from operations (g), (j)	351	7.2%	370	7.7%
Interest expense, net	242	4.9%	249	5.2%
Equity in earnings of unconsolidated affiliates	(12)	(0.2)%	(12)	(0.3)%

Income from continuing operations before income taxes	121	2.5%	133	2.8%
Provision for income taxes	38	0.8%	39	0.8%

Income from continuing operations (g), (j)	83	1.7%	94	2.0%

Discontinued operations, net of taxes:
(Loss) income from operations of entities sold or held for sale	(5)	(0.1)%	1	—%
Loss on sale, net	(3)	(0.1)%	—	—%

(Loss) income from discontinued operations, net of taxes	(8)	(0.2)%	1	0.0%

Net income	75	1.5%	95	2.0%
Less: Net income attributable to noncontrolling interests	23	0.4%	33	0.7%

Net income attributable to Community Health Systems, Inc. stockholders	$52	1.1%	$62	1.3%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (j)	$0.52		$0.55
Discontinued operations	(0.07)		0.00

Net income	$0.45		$0.55

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (j), (k)	$0.51		$0.54
Discontinued operations	(0.07)		0.00

Net income (k)	$0.44		$0.54

Weighted-average number of shares outstanding (h):
Basic	115		113

Diluted	116		114

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Loss) (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2015		2014
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$16,840		$15,920
Provision for bad debts	2,201		2,199

Net operating revenues	14,639	100.0%	13,721	100.0%

Operating costs and expenses:
Salaries and benefits	6,714	45.9%	6,397	46.6%
Supplies	2,274	15.5%	2,098	15.3%
Other operating expenses	3,370	23.0%	3,251	23.7%
Government settlement and related costs (l)	1	0.0%	77	0.6%
Electronic health records incentive reimbursement	(135)	(0.9)%	(212)	(1.5)%
Rent	344	2.3%	319	2.3%
Depreciation and amortization	875	6.0%	815	5.9%
Amortization of software to be abandoned (j)	—	—%	75	0.5%

Total operating costs and expenses	13,443	91.8%	12,820	93.4%

Income from operations (g), (j)	1,196	8.2%	901	6.6%
Interest expense, net	723	5.0%	728	5.4%
Loss from early extinguishment of debt	16	0.1%	73	0.5%
Equity in earnings of unconsolidated affiliates	(51)	(0.3)%	(35)	(0.3)%
Impairment of long-lived assets (j)	6	0.0%	24	0.2%

Income from continuing operations before income taxes	502	3.4%	111	0.8%
Provision for income taxes	167	1.1%	16	0.1%

Income from continuing operations (g), (j)	335	2.3%	95	0.7%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(22)	(0.2)%	(5)	—%
Impairment of hospitals sold or held for sale	(2)	—%	(23)	(0.2)%
Loss on sale, net	(3)	—%	—	—%

Loss from discontinued operations, net of taxes	(27)	(0.2)%	(28)	(0.2)%

Net income	308	2.1%	67	0.5%
Less: Net income attributable to noncontrolling interests	67	0.5%	75	0.6%

Net income (loss) attributable to Community Health Systems, Inc. stockholders	$241	1.6%	$(8)	(0.1)%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (j)	$2.33		$0.18
Discontinued operations	(0.24)		(0.25)

Net income (loss)	$2.09		$(0.07)

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (j), (k)	$2.32		$0.18
Discontinued operations	(0.24)		(0.25)

Net income (loss) (k)	$2.08		$(0.07)

Weighted-average number of shares outstanding (h):
Basic	115		111

Diluted	116		112

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (c)

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income	$75	$95	$308	$67
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of interest rate swaps, net of tax	(21)	11	(22)	20
Net change in fair value of available-for-sale securities, net of tax	(9)	(5)	(10)	(2)
Amortization and recognition of unrecognized pension cost components, net of tax	1	1	2	1

Other comprehensive (loss) income	(29)	7	(30)	19

Comprehensive income	46	102	278	86
Less: Comprehensive income attributable to noncontrolling interests	23	33	67	75

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$23	$69	$211	$11

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(d)

(Dollars in millions)

(Unaudited)

	Three Months Ended September 30,
	Consolidated			Same-Store
	2015	2014	% Change	2015	2014	% Change
Number of hospitals (at end of period)	195	195		193	193
Licensed beds (at end of period)	30,019	29,922		29,715	29,746
Beds in service (at end of period)	26,309	26,669		26,105	26,577
Admissions	230,510	235,009	-1.9%	229,679	234,576	-2.1%
Adjusted admissions	512,465	511,268	0.2%	510,330	509,702	0.1%
Patient days	1,003,025	1,023,191		998,575	1,021,919
Average length of stay (days)	4.4	4.4		4.3	4.4
Occupancy rate (average beds in service)	41.6%	42.1%		41.6%	42.2%

Net operating revenues	$4,846	$4,780	1.4%	$4,824	$4,769	1.2%

Net inpatient revenues as a % of net patient revenues before provision for bad debts	41.7%	43.3%		41.7%	43.3%

Net outpatient revenues as a % of net patient revenues before provision for bad debts	58.3%	56.7%		58.3%	56.7%

Income from operations (g), (j)	$351	$370	-5.1%

Income from operations as a % of net operating revenues	7.2%	7.7%

Depreciation and amortization	$288	$279

Equity in earnings of unconsolidated affiliates	$(12)	$(12)

Liquidity Data:
Adjusted EBITDA (f)	$661	$750	-11.9%
Adjusted EBITDA as a % of net operating revenues	13.6%	15.7%

Net cash provided by operating activities	$111	$126
Net cash provided by operating activities as a % of net operating revenues	2.3%	2.6%

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(d)(i)

(Dollars in millions)

(Unaudited)

	Nine Months Ended September 30,
	Consolidated			Same-Store (1)
	2015	2014	% Change	2015	2014	% Change
Number of hospitals (at end of period)	195	195		193	193
Licensed beds (at end of period)	30,019	29,922		29,715	29,746
Beds in service (at end of period)	26,309	26,669		26,105	26,577
Admissions	710,042	685,817	3.5%	699,146	708,403	-1.3%
Adjusted admissions	1,533,763	1,457,740	5.2%	1,511,635	1,499,856	0.8%
Patient days	3,163,346	3,044,929		3,108,172	3,150,653
Average length of stay (days)	4.5	4.4		4.4	4.4
Occupancy rate (average beds in service)	43.9%	44.3%		43.7%	44.0%

Net operating revenues	$14,639	$13,721	6.7%	$14,469	$14,071	2.8%

Net inpatient revenues as a % of net patient revenues before provision for bad debts	42.8%	44.0%		42.7%	44.2%

Net outpatient revenues as a % of net patient revenues before provision for bad debts	57.2%	56.0%		57.3%	55.8%

Income from operations (g), (j)	$1,196	$901	32.7%

Income from operations as a % of net operating revenues	8.2%	6.6%

Depreciation and amortization	$875	$890

Equity in earnings of unconsolidated affiliates	$(51)	$(35)

Liquidity Data:
Adjusted EBITDA (f)	$2,144	$1,993	7.6%
Adjusted EBITDA as a % of net operating revenues	14.6%	14.5%

Net cash provided by operating activities	$615	$639
Net cash provided by operating activities as a % of net operating revenues	4.2%	4.7%

(1)	For hospitals acquired in the HMA merger, same-store operating results and statistical data reflect the periods from January 1 through September 30, 2015 and 2014, as if such hospitals were owned during both comparable periods.

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$186	$509
Patient accounts receivable, net of allowance for doubtful accounts of $3,825 and $3,504 at September 30, 2015 and December 31, 2014, respectively	3,686	3,409
Supplies	572	557
Prepaid income taxes	—	30
Deferred income taxes	345	341
Prepaid expenses and taxes	215	192
Other current assets (including assets of hospitals held for sale of $5 and $38 at September 30, 2015 and December 31, 2014, respectively)	548	528

Total current assets	5,552	5,566

Property and equipment, gross	14,688	14,264
Less accumulated depreciation and amortization	(4,624)	(4,095)

Property and equipment, net	10,064	10,169

Goodwill	8,972	8,951

Other assets, net (including assets of hospitals held for sale of $32 and $90 at September 30, 2015 and December 31, 2014, respectively)	2,601	2,735

Total assets	$27,189	$27,421

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$240	$235
Accounts payable	1,214	1,293
Income tax payable	102	—
Deferred income taxes	23	23
Accrued interest	163	227
Accrued liabilities (including liabilities of hospitals held for sale of $1 and $10 at September 30, 2015 and December 31, 2014, respectively)	1,412	1,811

Total current liabilities	3,154	3,589

Long-term debt	16,647	16,681

Deferred income taxes	847	845

Other long-term liabilities	1,696	1,692

Total liabilities	22,344	22,807

Redeemable noncontrolling interests in equity of consolidated subsidiaries	522	531

EQUITY
Community Health Systems, Inc. stockholders’ equity:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 119,158,604 shares issued and 118,183,055 shares outstanding at September 30, 2015, and 117,701,087 shares issued and 116,725,538 shares outstanding at December 31, 2014	1	1
Additional paid-in capital	2,122	2,095
Treasury stock, at cost, 975,549 shares at September 30, 2015 and December 31, 2014	(7)	(7)
Accumulated other comprehensive loss	(93)	(63)
Retained earnings	2,218	1,977

Total Community Health Systems, Inc. stockholders’ equity	4,241	4,003
Noncontrolling interests in equity of consolidated subsidiaries	82	80

Total equity	4,323	4,083

Total liabilities and equity	$27,189	$27,421

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014

Cash flows from operating activities
Net income	$308	$67
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	876	897
Government settlement and related costs (l)	1	77
Stock-based compensation expense	44	36
Loss on sale, net	4	—
Impairment of long-lived assets and hospitals sold or held for sale	8	46
Loss from early extinguishment of debt	16	73
Excess tax benefit relating to stock-based compensation	—	(4)
Other non-cash expenses, net	22	34
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(291)	(299)
Supplies, prepaid expenses and other current assets	(72)	(39)
Accounts payable, accrued liabilities and income taxes	(239)	(189)
Other	(62)	(60)

Net cash provided by operating activities	615	639

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(41)	(3,041)
Purchases of property and equipment	(696)	(560)
Proceeds from disposition of hospitals and other ancillary operations	87	12
Proceeds from sale of property and equipment	13	40
Purchases of available-for-sale securities	(127)	(198)
Proceeds from sales of available-for-sale securities	123	191
Increase in other investments	(136)	(387)

Net cash used in investing activities	(777)	(3,943)

Cash flows from financing activities
Proceeds from exercise of stock options	24	42
Repurchase of restricted stock shares for payroll tax withholding requirements	(20)	(11)
Deferred financing costs and other debt-related costs	(30)	(272)
Excess tax benefit relating to stock-based compensation	—	4
Proceeds from noncontrolling investors in joint ventures	—	10
Redemption of noncontrolling investments in joint ventures	(18)	(8)
Distributions to noncontrolling investors in joint ventures	(69)	(74)
Borrowings under credit agreements	3,464	8,348
Issuance of long-term debt	—	4,000
Proceeds from receivables facility	112	204
Repayments of long-term indebtedness	(3,624)	(9,091)

Net cash (used in) provided by financing activities	(161)	3,152

Net change in cash and cash equivalents	(323)	(152)
Cash and cash equivalents at beginning of period	509	373

Cash and cash equivalents at end of period	$186	$221

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three and nine months ended September 30, 2015 and 2014. Both financial and statistical results exclude entities in discontinued operations for all periods presented.

(b)	The contingent value right (“CVR”) entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to HMA, as defined in the CVR agreement. If the aggregate amount of applicable losses under the CVR agreement exceeds a deductible of $18 million, then the amount payable in respect of each CVR shall be reduced (but not below zero) by an amount equal to the quotient obtained by dividing: (a) the product of (i) all losses in excess of the deductible and (ii) 90%; by (b) the number of CVRs outstanding on the date on which final resolution of the existing litigation occurs. Since the HMA acquisition date of January 27, 2014, approximately $28 million in costs have been incurred and approximately $28 million of settlements have been paid related to certain HMA legal matters, which collectively exceed the deductible of $18 million under the CVR agreement. The Company previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which has been adjusted to its estimated fair value of $263 million at September 30, 2015. In addition, although future legal fees (which are expensed as incurred) associated with the HMA legal matters have not been accrued or included in the table below, such legal fees are taken into account in determining the total amount of reductions applied to the amounts owed to CVR holders.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of September 30, 2015
Legal and other related costs incurred to date	$28
Settlements	28
Estimated liability for probable contingencies	—
Estimated liability for unresolved contingencies at fair value	263

Costs incurred plus certain estimated liabilities for CVR-related matters	319
Less:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(30)

Impact of recorded amounts under CVR agreement after giving effect to deductible and co-insurance	$271

CVRs outstanding	265

(c)	The effective date of the HMA acquisition was January 27, 2014.

(d)	Included in discontinued operations for the three and nine months ended September 30, 2015, is one hospital that was required by the Federal Trade Commission to be divested as part of its approval of the HMA acquisition, and this hospital was sold on March 1, 2015. Management is actively marketing other smaller hospitals included as held for sale at September 30, 2015. In addition, the Company sold several smaller hospitals during the nine months ended September 30, 2015. The after-tax loss for the sold or held for sale hospitals, including an impairment charge on certain long-lived assets sold or held for sale, is approximately $8 million and $27 million for the three and nine months ended September 30, 2015, respectively.

(e)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$83	$94	$335	$95
Less: Income from continuing operations attributable to noncontrolling interests	23	33	67	75

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$60	$61	$268	$20

(Loss) income from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
(Loss) income from discontinued operations, net of taxes	$(8)	$1	$(27)	$(28)
Less: Loss from discontinued operations attributable to noncontrolling interests	—	—	—	—

(Loss) income from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(8)	$1	$(27)	$(28)

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CYH Announces Third Quarter 2015 Results

November 2, 2015

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(f)	EBITDA is a non-GAAP financial measure which consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, net income attributable to noncontrolling interests, acquisition and integration expenses from the acquisition of HMA, expenses incurred related to the planned spin-off of Quorum Health Corporation, expense related to government legal settlements and related costs, and expense from fair value adjustments related to the HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has also presented Adjusted EBITDA in this release because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA also aligns with a similar metric as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, and is used to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA	$661	$750	$2,144	$1,993
Interest expense, net	(242)	(249)	(723)	(728)
Provision for income taxes	(38)	(39)	(167)	(16)
(Loss) income from operations of entities sold or held for sale, net of taxes	(5)	1	(22)	(5)
Other non-cash expenses, net	39	26	63	69
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(304)	(363)	(680)	(674)

Net cash provided by operating activities	$111	$126	$615	$639

(g)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $2 million and $7 million for the three months ended September 30, 2015 and 2014, respectively, and $6 million and $54 million for the nine months ended September 30, 2015 and 2014, respectively. These acquisition costs include expenses related to the acquisition of HMA of $5 million and $44 million for the three and nine months ended September 30, 2014, respectively.

(h)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Weighted-average number of shares outstanding - basic	115	113	115	111
Add effect of dilutive securities:
Stock awards and options	1	1	1	1

Weighted-average number of shares outstanding - diluted	116	114	116	112

(i)	For hospitals acquired in the HMA merger, same-store operating results and statistical data reflect the periods from January 1 through September 30, 2015 and 2014, as if such hospitals were owned during both comparable periods.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(j)	Income from continuing operations for the nine months ended September 30, 2015, includes an impairment charge of approximately $6 million related to the allocated reporting unit goodwill for one hospital where a definitive agreement to sell the hospital was entered into during the quarter ended June 30, 2015. Included in income from continuing operations for the nine months ended September 30, 2014, is an impairment charge of approximately $24 million for internal-use software, and an acceleration of amortization for the nine months ended September 30, 2014, of approximately $75 million, to adjust for its shortened remaining life which ended on July 1, 2014. In connection with the HMA acquisition, the Company further analyzed its intangible assets related to internal-use software used in certain of its hospitals for patient and clinical systems, including software required to meet criteria for meaningful use attestation and ICD-10 compliance. This analysis resulted in management reassessing its usage of certain software products and rationalizing that, with the addition of the HMA hospitals in the first quarter of 2014, those software applications were going to be discontinued and replaced with new applications that better integrate meaningful use and ICD-10 compliance, are more cost effective and can be implemented at a greater efficiency of scale over future implementations.

(k)	The following supplemental tables reconcile income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(per share - diluted)		(per share - diluted)
Income from continuing operations, as reported	$0.51	$0.54	$2.32	$0.18
Adjustments:
Loss from early extinguishment of debt	—	—	0.09	0.40
Amortization of software to be abandoned	—	—	—	0.42
Impairment of long-lived assets	—	—	0.04	0.13
Expenses related to the acquisition and integration of HMA	—	0.02	—	0.38
Expense from government settlement and related costs	—	0.41	0.01	0.42
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	—	0.04	0.05	0.12
Expenses related to the planned spin-off of Quorum Health Corporation	0.05	—	0.05	—

Income from continuing operations, excluding adjustments	$0.56	$1.01	$2.55	$2.06

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(per share - diluted)		(per share - diluted)
Net income (loss), as reported	$0.44	$0.54	$2.08	$(0.07)
Adjustments:
Loss from early extinguishment of debt	—	—	0.09	0.40
Amortization of software to be abandoned	—	—	—	0.42
Impairment of long-lived assets	—	—	0.04	0.13
Expenses related to the acquisition and integration of HMA	—	0.02	—	0.38
Expense from government settlement and related costs	—	0.41	0.01	0.42
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	—	0.04	0.05	0.12
Expenses related to the planned spin-off of Quorum Health Corporation	0.05	—	0.05	—

Net income, excluding adjustments	$0.49	$1.02	$2.31	$1.81

(l)	The $0.01 per share (diluted) of expense for “Government settlement and related costs” for the nine months ended September 30, 2015, is the net impact of several qui tam lawsuits settled in principle during the nine months ended September 30, 2015, and related legal expenses.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2015. These projections update selected guidance issued on August 3, 2015, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2015 guidance should be considered in conjunction with the assumptions included herein. See pages 17 and 18 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

2015 Projection Range
Net operating revenues less provision for bad debts (in millions)	$ 19,600 to $ 19,800
Adjusted EBITDA (in millions)	$ 2,900 to $ 3,025
Income from continuing operations per share - diluted	$ 3.40 to $ 3.75
Same-store hospital annual adjusted admissions growth	0.0% to 1.5%
Weighted-average diluted shares, in millions, for the fourth quarter and the full year	115.5 to 116.5

The following assumptions were used in developing the 2015 guidance provided above:

•	The Company’s projections exclude the following:

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Losses from the early extinguishment of debt;

•	Impairment of long-lived assets;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with the planned spin-off transaction of Quorum Health Corporation, which consists of 38 hospitals and Quorum Health Resources, LLC; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

•	The Company has classified several small hospitals as held for sale, and the operating results of these hospitals have been moved to discontinued operations and have also been excluded from these projections.

•	The previously assumed acquisition of MetroHealth Hospital in Grand Rapids, Michigan, was terminated on August 3, 2015. The 2015 projections now assume no hospital acquisitions in 2015.

Other assumptions used in the above guidance:

•	Benefits to Adjusted EBITDA from Healthcare Reform in 2015 of an additional $115 million to $150 million of net operating revenues before government deductions.

•	Achievement of additional acquisition synergies related to the HMA acquisition of at least an additional $150 million during 2015.

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately $155 million to $165 million for the year ended December 31, 2015.

•	Continuation and approval of the California hospital provider fee program for 2015.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

•	For comparison purposes, 2014 earnings per share of $3.29, included a benefit from the reversal of a tax liability of approximately $0.08 per share (diluted) and the benefit of reduced amortization from the abandonment of software of $0.09 per share (diluted) which the Company does not anticipate recurring in 2015.

•	The settlement of certain claims related to the BP oil spill, for which the Company previously expected to recognize up to $28 million, are no longer expected to be recognized in 2015.

•	Same-store hospital annual adjusted admissions growth of 0.0% to 1.5% for 2015, which does not take into account service closures and weather-related or other unusual events.

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 6.0% to 6.2% for 2015. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and acceleration of amortization of software to be abandoned.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.0% to 5.1%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 60% to 70% of total debt during 2015.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates of approximately 0.2% to 0.3% for 2015.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.5% to 0.6% for 2015.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax of approximately 32.0% to 34.0% for 2015.

•	Capital expenditures are projected as follows (in millions):

2015 Guidance
Total	$950 to $1,100

•	Net cash provided by operating activities, excluding cash flows related to the CVR and settlement of legal contingencies, is projected as follows (in millions):

2015 Guidance
Total	$1,500 to $1,650

Cash provided by operating activities in 2015 will be negatively impacted by approximately $300 million, primarily from a reduction in tax refunds, and the timing of payroll payments, compared to the adjusted cash flows from operations of $1.822 billion in 2014.

•	Weighted average shares outstanding are projected to be between approximately 115.5 million to 116.5 million for the fourth quarter and the year ended 2015. Weighted average shares outstanding have been adjusted to include the estimated dilutive impact from “in-the-money” stock options and restricted shares.

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CYH Announces Third Quarter 2015 Results

November 2, 2015

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation, effect of, and changes to, adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further impacted by the consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable, including the impact of the implementation of ICD-10;

•	the efforts of insurers, healthcare providers and others to contain healthcare costs, including the trend toward value-based purchasing;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

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CYH Announces Third Quarter 2015 Results

November 2, 2015

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of the acquisition of HMA on third-party relationships;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of potential future cyber-attacks or security breaches;

•	the timing and completion of the previously announced planned spin-off;

•	the effects of the planned spin-off on our business, including our ability to achieve the anticipated benefits of the spin-off; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission, including our 2014 Form 10-K, filed on February 25, 2015.

The consolidated operating results for the three and nine months ended September 30, 2015, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2015 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-